Exhibit 10.10

FIRST AMENDMENT TO UNSECURED CREDIT FACILITY AGREEMENT

This First Amendment to that certain Unsecured Credit Facility Agreement (hereinafter the “Amendment”, and, the original Unsecured Credit Facility Agreement, the “Credit Facility” and as amended herein, the “Agreement”) dated as of October 30, 2022 by and between ParaZero Technologies Ltd. (the “Company”) and Medigus Ltd. (the “Lender”) (each of them separately also referred to as the “Party” and collectively – the “Parties”) is entered into on June 26, 2023.

WHEREAS	The Company has borrowed from time to time amounts under the Credit Facility, up to the maximum amount allowed under the Credit Facility and the Company desires to increase the amount to be borrowed as provided for herein, in order to finance the Company’s ongoing activities and the payment of certain expenses in connection with the contemplated initial public offering of the Company’s shares on Nasdaq (“IPO”), and the Lender is willing to amend the Credit Facility as provided for below, all pursuant to the terms and conditions contained herein, as per the date of this Amendment.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Section 1.1 to the Credit Facility shall be amended and replaced with the following:

1.1	“Commencing as of the Effective Date and until the closing date of the IPO, and subject to the terms and conditions of this Agreement, the Lender has made (or shall make) available to the Company a credit facility with an aggregate amount of up to $745,000 (seven hundred and forty five thousand US dollars) (the “Credit Facility”), $625,000 of which has been drawn down as of the date hereof, with $120,000 remaining, which Agreement shall be advanced by the Lender to the Company in several drawdowns in accordance with the terms herein. At the same time, and without derogating from the provisions of Section 1.2 below, the loan of $250,000 (the “Loan Amount”) that was provided by the Lender to the Company under the Loan Agreement by and between the Company and the Lender dated on August 4, 2022 (“Loan Agreement”), plus the accrued interest thereon, shall be deemed to have been repaid by the Company in accordance with the terms of the Loan Agreement.”

2.	All other provisions of the Credit Facility shall continue in full force and effect with the necessary changes resulting from this Amendment.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the date hereof. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

By:	Boaz Shetzer, CEO	By:
Title:		Title: